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                                                                   EXHIBIT 23.6


                       CONSENT OF ANDREWS & KURTH L.L.P.


     We hereby consent to the reference in this Current Report on Form 8-K of Apache Corporation to our Firm's name and to the incorporation by reference of our Firm's name into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129, 33-62753 and 33-63923), Forms
S-4 (Nos. 33-61669 and 333-2305) and Forms S-8 (Nos. 33-31407, 33-37402,
33-53442, 33-59721, 33-59723 and 33-63817), and to the incorporation by reference of such report into any Registration Statement filed by Apache under Rule 462 related to any of Apache's previously filed Registration Statements referenced above.



                                    /s/ ANDREWS & KURTH L.L.P.

                                        Andrews & Kurth L.L.P.


Houston, Texas
April 18, 1996